April 29, 1997

  Banner Life Insurance Company
  1701 Research Boulevard
  Rockville, MD 20850

  Ladies and Gentlemen:

  With reference to the Post-Effective Amendment No. 8 to the Registration Statement on Form S-6 filed by Banner Life Insurance Company and its Variable
  Life Account with the Securities and Exchange Commission covering individual variable life insurance contracts, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

       1. Banner Life Insurance Company is duly organized and validly existing under the laws of the state of Maryland and has been duly authorized to issue variable life insurance contracts by the
  Maryland
       Insurance Administration.

       2. The individual variable life insurance contracts, when issued as contemplated by said Form S-6 Registration Statement Amendment, will constitute legal, validly issued and binding obligations of Banner
  Life
       Insurance Company.

  I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus filed as part of the Form S-6 Registration Statement Amendment for the "Banner Life Variable Account."

  Sincerely,

  /s/ Mark A. Canter


  Mark A. Canter
  Vice President, Secretary
    & General Counsel

  April 29, 1997


  Re:  ACTUARIAL OPINION AND CONSENT

  Gentlemen:

  This opinion is furnished in connection with the registration of a flexible premium variable life insurance policy ("Policy") offered by Banner Life Insurance Company under the Securities Act of 1933, as amended. The Prospectus included in Post-Effective Amendment No. 8 to the Registration
  Statement on Form S-6 (Registration No. 33-19236) describes the Policy.

  In my capacity as Senior Vice President and Chief Actuary of Banner Life Insurance Company, I have provided actuarial advice concerning the preparation of the policy form described in the Registration Statement, and I am familiar with the Registration Statement and Exhibits thereto.

  It is my professional opinion that:

       1. The "sales load", as defined in paragraph (c)(4) of Rule 6e(T) under the Investment Company Act of 1940, as amended, shall not
            exceed 9 per centum of the sum of the guideline annual premiums that would be paid during the period equal to the lesser of 20 years or the anticipated life expectancy of the named insured based on the 1980 Commissioners Standard Ordinary Non-smoker
  or
            Smoker Mortality Table. The sales load on payments made in excess of such sum will not exceed 2.5 per centum. The sales load will never exceed 30 per centum of the premiums paid in the first two years up to the guideline annual premium.

       2. The proportionate amount of the sales load deducted from any payment during the policy period will not exceed the proportionate
            amount deducted from any prior payment during the policy period.

       3. The illustrations of death benefits, cash values included in Appendix A of the Prospectus, based on the assumptions stated
  in
            the illustrations, are consistent with the provisions of the Policy. The rate structure of the Policy has not been designed so
            as to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to prospective
            Policy purchasers at other ages.

       4. The information contained in the examples set forth in Appendix B of the Prospectus, based on the assumptions stated in the examples, is consistent with the provisions of the Policy.

  I hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 8 to the Registration Statement and to the reference to my name under the heading "Experts" in the Prospectus.

  Sincerely,


  /s/ David J. Orr

  David J. Orr,  F.I.A., M.A.A.A.
  Senior Vice President and
     Chief Actuary
  Banner Life Insurance Company

                  CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-6 of our report dated February 10, 1997, relating to the consolidated financial statements of Banner Life
  Insurance
  Company and of our report dated March 14, 1997 relating to the financial statements of Banner Life Variable Account, which appear in such Prospectus.
  We also consent to the references to us under the heading "Experts" in such Prospectus.



  /s/ Price Waterhouse LLP

  PRICE WATERHOUSE LLP
  April 30, 1997